SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Health Management Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-0963645
(State of Incorporation or Organization)	(IRS Employer Identification No.)

5811 Pelican Bay Blvd., Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Registration Statement File Number 333-109756

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

1.50% Convertible Senior Subordinated Notes due 2023

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s 1.50% Convertible Senior Subordinated Notes due 2023 (the “Notes”) to be registered hereunder is incorporated by reference from the description of the Notes contained in the Prospectus included in the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-109756), which was originally filed on October 16, 2003 (the “Registration Statement”). Additionally, this registration statement will incorporate by reference the description of the Notes contained in any prospectus or prospectus supplement related to the Notes that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The information required by this item is incorporated by reference to the following documents:

(a) the Registrant’s Fifth Restated Certificate of Incorporation, as filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (SEC File No. 000-18799);

(b) the Certificate of Amendment to the Registrant’s Fifth Restated Certificate of Incorporation, as filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

(c) the Registrant’s amended By-Laws, as filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(d) the Indenture, dated as of July 29, 2003, by and between the Registrant and Wachovia Bank, National Association, as filed as Exhibit 4.5 to the Registration Statement;

(e) the Form of 1.50% Convertible Senior Subordinated Notes due 2023, as filed as Exhibit 4.6 to the Registration Statement; and

(f) the Registration Rights Agreement, dated as of July 29, 2003, by and among Banc of America Securities LLC, Lehman Brothers Inc. and Wachovia Capital Markets LLC, as filed as Exhibit 4.7 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 6, 2004

HEALTH MANAGEMENT ASSOCIATES, INC.

By:	/s/ TIMOTHY R. PARRY

Timothy R. Parry Senior Vice President and General Counsel